UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
January 26, 2007
CENTRA FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Registrant’s telephone number, including area code: (304) 598-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry Into a Material Definitive Agreement
Section 8 — Other Events
Item 8.01. Other Events
     As previously reported on the Form 8-K of Centra Financial Holdings, Inc. (the “Company”), dated August 25, 2006, the Company consummated an Agreement and Plan of Merger with Smithfield State Bank of Smithfield, Pa. (“Smithfield”), whereby the Company acquired 100% of the outstanding stock of Smithfield, and Smithfield became a wholly-owned subsidiary of the Company, and its name was changed to “Centra-Smithfield Bank”. To gain efficiencies and economies of scale, the Company caused, effective January 29, 2007, the merger of Smithfield with and into Centra Bank, Inc. (“Centra Bank”). Centra Bank is owned by Centra Financial Corporation-Morgantown, Inc. and Centra Financial Corporation-Martinsburg, Inc. (collectively, the “Sub-Tier Holding Companies”). Additionally, a new sub-tier holding company, Centra Financial Corporation-Uniontown, Inc., was formed resulting in that sub-tier holding company and the Sub-Tier Holding Companies owning 100% of the stock of Centra Bank.
     On January 26, 2007, the Company, Centra Financial Corporation-Uniontown, Inc., entered into a Management Agreement with the Company’s indirect subsidiary, Centra Bank, Inc., effective January 29, 2007. The Management Agreement provides for management services by the second-tier holding company in its territory of Uniontown, Pennsylvania.
     The Agreement is for a term of three years, subject to automatic renewal for continuing one-year terms, unless the one party notifies the other in writing, not more than 365 nor less than 90 days prior to the end of the then-current term of its intent not to automatically renew. As compensation for services rendered by Centra Financial Corporation-Uniontown, Inc., to Centra Bank, Inc., Centra Bank must reimburse the second-tier holding company for its costs with respect to such services.
     The second-tier holding company will provide the following management services to the Bank:
(a)	General management services;

(b)	Pricing advice;

(c)	Marketing and advertising services;

(d)	Suggestions for the development of new banking products; and

(e)	Loan approvals in principal amounts up to $2,000,000.
     The Agreement is terminable on 30 days’ written notice or on the passage of 15 days after notice of default without cure. On termination of the Agreement, neither party shall have any further obligation under the Agreement, except for obligations occurring prior to the date of termination. A copy of the Agreement is attached hereto as Exhibit 10.20 and by this reference, is incorporated herein.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centra Financial Holdings, Inc.
By	/s/ Douglas J. Leech
Douglas J. Leech, President and Chief Executive Officer

January 29, 2007

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